Exhibit 99.1

Release:	Immediate
Contact:

Media	Investor Relations
Rich Tauberman	Eva Huston
MWW Group (for Verisk Analytics)	Head of Investor Relations
202-585-2282	Verisk Analytics, Inc.
rtauberman@mww.com	201-469-2142
eva.huston@verisk.com
Verisk Analytics, Inc. Reports Fourth-Quarter and Fiscal-Year 2009
Financial Results
Delivers 14.9% revenue growth and $1.21 adjusted EPS for 2009
JERSEY CITY, N.J., March 9, 2010 (GLOBE NEWSWIRE) — Verisk Analytics, Inc. (NASDAQ:VRSK), a leading source of information about risk, today announced results for the fourth quarter and fiscal year ended December 31, 2009:
Financial Highlights
See Tables 4 and 5 for a reconciliation of non-GAAP financial measures to the relevant GAAP measures.
•	Diluted GAAP earnings/(loss) per share (“diluted GAAP EPS”) were $0.70 for the fiscal-year 2009 and ($0.03) for fourth-quarter 2009, reflecting the one-time noncash charge of $57.7 million related to an accelerated ESOP allocation, which is not deductible for income tax. Diluted adjusted earnings per share (“diluted adjusted EPS”) were $1.21 for fiscal-year 2009 and $0.32 for fourth-quarter 2009, an increase of 18.6% and 28.0%, respectively, versus the same periods in 2008.

•	Total revenues increased 14.9% for fiscal-year 2009 and 14.5% for the fourth quarter, driven by 29.3% and 26.9% increases, respectively, in Decision Analytics revenues. Risk Assessment revenues grew 3.9% and 4.2% for fiscal year 2009 and fourth-quarter 2009, respectively, despite the weak growth of premiums for our property/casualty insurance customers. Excluding the impact of recent acquisitions, total revenues grew 11.2% and 10.9% for the fiscal year and fourth quarter, respectively.

•	Adjusted EBITDA increased 13.4% to $447.5 million for fiscal-year 2009 and 21.5% to $120.6 million for fourth-quarter 2009. Adjusted net income increased 13.6% to $221.1 million for fiscal-year 2009 and 28.9% to $59.9 million for fourth-quarter 2009.

•	Net income for the fiscal year ended December 31, 2009, was $126.6 million, and adjusted net income was $221.1 million after adding back ESOP expense, including the accelerated ESOP allocation and other adjustments detailed in Table 4. For the fourth quarter, net income/(loss) and adjusted net income were ($6.4) million and $59.9 million, respectively.

Frank J. Coyne, chairman, president, and CEO, said, “We are pleased to report these strong results in our first year-end report as a public company. Verisk has a proven business model that continues to deliver profitable growth in a tough economic environment. In Decision Analytics, we continue to see strong performance of our mortgage analytics business, among others. With the recent acquisition of Strategic Analytics, we have enhanced our analytic capabilities in the mortgage market and extended our reach to the consumer lending market. We also remain excited about the cross-sell opportunity between our Risk Assessment and Decision Analytics businesses, having achieved some valuable sales at the end of 2009.”
“In addition to the impressive growth in our Decision Analytics businesses, we have been able to continue to grow our Risk Assessment businesses despite the weakness in property/casualty insurance premiums for our customers. While we recognize the challenges continue for our customers, we believe the value proposition of our offerings is even more important to them in this environment. As a result, we can continue to grow our revenues in the face of declining premiums,” added Coyne.
Summary of Results for Fiscal Year and Fourth Quarter 2009
Table 1

	Three Months Ended			Year Ended
	December 31,		Change	December 31,		Change
	2009	2008	(%)	2009	2008	(%)
	(In thousands, except per share amounts)
Revenues	$265,126	$231,469	14.5%	$1,027,104	$893,550	14.9%
Adjusted EBITDA	$120,562	$99,191	21.5%	$447,499	$394,493	13.4%
Net income	$(6,445)	$36,439	(117.7%)	$126,614	$158,228	(20.0%)
Adjusted net income	$59,900	$46,467	28.9%	$221,081	$194,653	13.6%
Diluted GAAP EPS	$(0.03)	$0.20	(115.0%)	$0.70	$0.83	(15.7%)
Diluted adjusted EPS	$0.32	$0.25	28.0%	$1.21	$1.02	18.6%
Revenues
Revenues grew 14.9% for the fiscal year and 14.5% for the quarter ended December 31, 2009. Excluding the impact of recent acquisitions (AER, D2Hawkeye, TierMed, and Enabl-u), revenues grew 11.2% for fiscal-year 2009 and 10.9% for the quarter.
Table 2A

	Three Months Ended			Year Ended
	December 31,		Change	December 31,		Change
	2009	2008	(%)	2009	2008	(%)
	(In thousands)
Decision Analytics revenues by category:
Fraud identification and detection solutions	$73,325	$56,340	30.1%	$273,103	$213,994	27.6%
Loss prediction solutions	36,626	25,775	42.1%	137,328	95,128	44.4%
Loss quantification solutions	24,092	23,505	2.5%	92,697	80,037	15.8%

Total Decision Analytics	$134,043	$105,620	26.9%	$503,128	$389,159	29.3%

Within the Decision Analytics segment, revenues grew 29.3% for the fiscal year ended December 31, 2009 and 20.8% excluding recent acquisitions. Fiscal 2009 revenue growth not related to acquisitions was led by a 27.6% increase in our fraud identification solutions revenues, as growth in mortgage fraud and other fraud detection solutions continued.
Loss quantification solutions revenues grew 15.8% for the year and reported 2.5% growth for fourth-quarter 2009. Fourth quarter revenue from 2008 included additional professional services revenue from a customer that did not recur in 2009. Excluding this 2008 revenue, loss quantification revenues for the fourth quarter would have grown double-digits. Loss prediction solutions revenues grew at 9.7% for fiscal 2009 and 9.6% for the quarter, excluding the impact of the recent acquisitions.

Table 2B

	Three Months Ended			Year Ended
	December 31,		Change	December 31,		Change
	2009	2008	(%)	2009	2008	(%)
	(In thousands)
Risk Assessment revenues by category:
Industry standard insurance programs	$84,727	$82,338	2.9%	$341,079	$329,858	3.4%
Property-specific rating and underwriting information	32,939	31,261	5.4%	132,027	125,835	4.9%
Statistical agency and data services	7,465	6,895	8.3%	28,619	27,451	4.3%
Actuarial services	5,952	5,355	11.1%	22,251	21,247	4.7%

Total Risk Assessment	$131,083	$125,849	4.2%	$523,976	$504,391	3.9%

Within the Risk Assessment segment, revenues grew 3.9% in the fiscal year ended December 31, 2009. The slightly higher growth of 4.2% in the fourth quarter reflected increased usage of actuarial services for special projects and growth in our statistical agency and data services.
Cost of Revenues
Cost of revenues increased 27.0% in the fiscal year ended December 31, 2009, and 10.9% excluding the impact of recent acquisitions and the accelerated ESOP allocation. After also excluding the increased pension costs primarily due to the downturn in the global financial markets and the associated decline in our pension assets, cost of revenues grew 7.1%. The remaining increase in cost of revenues was primarily due to increases in salary and benefits, as well as third-party data costs related primarily to our mortgage fraud analytics solutions.
Cost of revenues increased 56.7% in fourth-quarter 2009 and 7.5% excluding the impact of recent acquisitions and the accelerated ESOP allocation. After also excluding the increased pension costs discussed above, cost of revenues grew 3.4%.
Selling, General, and Administrative
Selling, general, and administrative expense increased 23.9% in the fiscal year ended December 31, 2009, and 4.1% excluding the impact of recent acquisitions and the accelerated ESOP allocation. After also excluding the increased pension costs discussed earlier, selling, general, and administrative expense grew 1.8%.
Selling, general, and administrative expense grew 30.1% in the fourth-quarter 2009, but declined 12.3% excluding the impact of recent acquisitions and the accelerated ESOP allocation. After also excluding the increased pension costs discussed previously, selling, general, and administrative declined 13.5%, reflecting the benefit of an insurance recovery paid to Verisk, savings in 401(k) costs due to the ESOP acceleration, as well as adjustments to staffing levels.
EBITDA and Adjusted EBITDA
EBITDA declined 0.6% in the fiscal year ended December 31, 2009 as a result of the accelerated ESOP allocation, and Adjusted EBITDA grew 13.4% in the fiscal year ended December 31, 2009 as shown in Table 3A. For the fourth quarter, Adjusted EBITDA grew 21.5%.
At the time of our initial public offering, the company accelerated the allocation of ESOP shares, causing a one-time, noncash charge of $57.7 million in fourth-quarter 2009. This acceleration will eliminate the portion of ESOP expense not associated with the 401(k) and profit sharing contributions going forward. Because Verisk does not expect these ESOP allocation expenses, or IPO-related costs, to impact EBITDA in 2010 and forward, the company believes it is appropriate to present Adjusted EBITDA.
The Adjusted EBITDA margin was 43.6% for fiscal-year 2009, a decline from Adjusted EBITDA margin of 44.1% in the same period in 2008. The overall Adjusted EBITDA margin in fourth-quarter 2009 was 45.5% compared to 42.9% in the comparable period of 2008. The 2009 margin benefited from an insurance recovery paid to Verisk of $2.0 million and by approximately $1.8 million in savings in 401(k) costs due to the ESOP acceleration. Increased pension expense, as discussed earlier, negatively impacted Adjusted EBITDA margin by 1.8% for the full year and 1.7% for the fourth quarter.

Table 3A

	Three Months Ended			Year Ended
	December 31,		Change	December 31,		Change
	2009	2008	(%)	2009	2008	(%)
	(In thousands)
EBITDA	$59,837	$93,611	(36.1%)	$373,206	$375,414	(0.6%)
plus: ESOP allocation expense	57,720	2,546		67,322	12,563
plus: IPO-related costs	3,005	3,034		6,971	6,516

Adjusted EBITDA	$120,562	$99,191	21.5%	$447,499	$394,493	13.4%

EBITDA margin	22.6%	40.4%		36.3%	42.0%
Adjusted EBITDA margin	45.5%	42.9%		43.6%	44.1%
Adjusted EBITDA grew 22.8% for Decision Analytics and 7.2% for Risk Assessment for the fiscal year ended December 31, 2009 as shown in Table 3B. However, increased pension costs primarily related to the global economic downturn in 2008 had a negative impact on Adjusted EBITDA margin of 0.6% for Decision Analytics and 2.9% for Risk Assessment.
For fiscal 2009, Adjusted EBITDA margins were 48.4% and 38.6% for Risk Assessment and Decision Analytics, respectively. Risk Assessment Adjusted EBITDA margin expanded to 52.3% in the fourth quarter, benefiting in part from $1.7 million of the insurance recovery and reduction in 401(k) costs discussed above. Decision Analytics Adjusted EBITDA margin was 38.8% in the quarter, up from 37.2% in fourth-quarter 2008.
Table 3B

	Three Months Ended			Year Ended
	December 31,		Change	December 31,		Change
	2009	2008	(%)	2009	2008	(%)
	(In thousands)
Segment EBITDA:
Risk Assessment	$33,812	$55,393	(39.0%)	$210,928	$222,706	(5.3%)
EBITDA margin	25.8%	44.0%		40.3%	44.2%
Decision Analytics	$26,025	38,218	(31.9%)	$162,278	152,708	6.3%
EBITDA margin	19.4%	36.2%		32.3%	39.2%
Total EBITDA	$59,837	$93,611	(36.1%)	$373,206	$375,414	(0.6%)
EBITDA margin	22.6%	40.4%		36.3%	42.0%

Adjusted segment EBITDA:
Risk Assessment	$68,507	$59,866	14.4%	$253,419	$236,432	7.2%
Adjusted EBITDA margin	52.3%	47.6%		48.4%	46.9%
Decision Analytics	$52,055	$39,325	32.4%	$194,080	$158,061	22.8%
Adjusted EBITDA margin	38.8%	37.2%		38.6%	40.6%
Total adjusted EBITDA	$120,562	$99,191	21.5%	$447,499	$394,493	13.4%
Adjusted EBITDA margin	45.5%	42.9%		43.6%	44.1%
Net Income and Adjusted Net Income
Net income declined 20.0% in fiscal-year 2009 primarily because of the $57.7 million noncash, nondeductible charge related to the accelerated ESOP allocation, which was partially offset by growth in our business. Adjusted net income grew 13.6% in fiscal-year 2009 and 28.9% for fourth-quarter 2009. Included in the adjustment to net income was a $1.2 million noncash charge, net of tax, related to an impairment of a minority investment in a telematics business.

The table below sets forth a reconciliation of net income to adjusted net income and adjusted EPS based on our historical results:
Table 4

	Three Months Ended			Year Ended
	December 31,		Change	December 31,		Change
	2009	2008	(%)	2009	2008	(%)
	(In thousands, except share and per share amounts)
Net income	$(6,445)	$36,439	(117.7%)	$126,614	$158,228	(20.0%)
plus: Amortization of intangibles	7,635	7,577		32,621	29,555
plus: ESOP allocation expense	57,720	2,546		67,322	12,563
plus: IPO-related costs	3,005	3,034		6,971	6,516
plus: Minority investment impairment, net of tax	1,172	—		1,172	—
less: Income tax effect on amortization of intangibles	(3,187)	(3,129)		(13,619)	(12,209)

Adjusted net income	$59,900	$46,467	28.9%	$221,081	$194,653	13.6%

Basic adjusted EPS	$0.33	$0.26	26.9%	$1.26	$1.06	18.9%

Diluted adjusted EPS	$0.32	$0.25	28.0%	$1.21	$1.02	18.6%

Weighted average shares outstanding
Basic	179,545,631	176,701,294		174,767,795	182,885,700

Diluted	188,479,023	183,481,468		182,165,661	190,231,700

Net Cash Provided by Operating Activities and Capital Expenditures
Net cash provided by operating activities was $326.4 million and increased $78.5 million, or 31.7%, for the fiscal year ended December 31, 2009 compared to the fiscal year ended December 31, 2008. This growth was primarily a result of a $58.5 million increase due to the improved profitability of the business, $21.4 million due to working capital benefit, and $10.2 million due to decreased employee-related payments related to an additional pay cycle that occurred in 2008. This was partially offset by $6.0 million of increased tax payments, net of benefits related to exercised stock options, and an increase of $5.2 million in interest expense versus 2008 due to higher borrowing costs and increased debt balances.
Capital expenditures were $43.7 million in 2009, an increase of $10.5 million over 2008 due to investment in infrastructure, acquisitions, and new product development. Capital expenditures were 4.3% of revenue in 2009.
Business Outlook
Mr. Coyne concluded, “We’re confident in our ability to execute our growth plans and are pleased with the double-digit revenue growth we have been able to deliver this year. Our revenue growth has been achieved while continuing to deliver attractive EBITDA margins and free cash flow growth.”
Conference Call
Verisk’s management team will host a live audio webcast on Wednesday, March 10, 2010, at 8:30 a.m. Eastern time (5:30 a.m. Pacific time) to discuss the financial results and business highlights. All interested parties are invited to listen to the live event via webcast on the Verisk investor website at http://investor.verisk.com. The discussion is also available through dial-in number 1-877-368-8165 for U.S./Canada participants or 970-315-0262 for international participants.
A replay of the webcast will be available on the Verisk investor website for 30 days and also through the conference call number 1-800-642-1687 for U.S./Canada participants or 706-645-9291 for international participants using Conference ID #58951656.

About Verisk Analytics
Verisk Analytics (NASDAQ: VRSK) is a leading provider of risk assessment solutions to professionals in insurance, healthcare, mortgage lending, government, risk management, and human resources. Using advanced technologies to collect and analyze billions of records, Verisk Analytics draws on vast industry expertise and unique proprietary data sets to provide predictive analytics and decision-support solutions in fraud prevention, actuarial science, insurance coverages, fire protection, catastrophe and weather risk, data management, and many other fields. In the United States and around the world, Verisk Analytics helps customers protect people, property, and financial assets. For more information, visit www.verisk.com.
Forward-Looking Statements
This release contains forward-looking statements. These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “target”, “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control and that could materially affect actual results, levels of activity, performance, or achievements.
Other factors that could materially affect actual results, levels of activity, performance, or achievements can be found in Verisk’s quarterly reports on Form 10-Q, annual reports on Form 10-K, and current reports on Form 8-K filed with the Securities and Exchange Commission. If any of these risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what we projected. Any forward-looking statement in this release reflects our current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to our operations, results of operations, growth strategy, and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.
Notes Regarding the Use of Non-GAAP Financial Measures
The company has provided certain non-GAAP financial information as supplemental information regarding its operating results. These measures are not in accordance with, or an alternative for, GAAP and may be different from non-GAAP measures reported by other companies. The company believes that its presentation of non-GAAP measures, such as EBITDA and Adjusted EBITDA, adjusted net income, and adjusted EPS, provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations. In addition, the company’s management uses these measures for reviewing the financial results of the company and for budgeting and planning purposes.

EBITDA and Adjusted EBITDA
The table below sets forth a reconciliation of net income to EBITDA and Adjusted EBITDA based on our historical results:
Table 5

	Three Months Ended		Year Ended
	December 31,		December 31,
	2009	2008	2009	2008
	(In thousands)
Net income	$(6,445)	$36,439	$126,614	$158,228
Depreciation and amortization of fixed and intangible assets	17,679	17,416	71,199	64,872
Investment income and realized losses on securities, net	1,917	646	2,137	327
Interest expense	9,139	8,750	35,265	31,316
Provision for income taxes	37,547	30,360	137,991	120,671

EBITDA	$59,837	$93,611	$373,206	$375,414
plus: ESOP allocation expense	57,720	2,546	67,322	12,563
plus: IPO-related costs	3,005	3,034	6,971	6,516

Adjusted EBITDA	$120,562	$99,191	$447,499	$394,493

EBITDA and Adjusted EBITDA are financial measures that management uses to evaluate the performance of our segments. The company defines “EBITDA” as net income before investment income, realized (gains)/losses on securities interest expense, income taxes, depreciation, and amortization. The company defines “Adjusted EBITDA” as EBITDA before ESOP allocation expense, IPO-related costs, and other nonrecurring items.
Although EBITDA and adjusted EBITDA are frequently used by securities analysts, lenders and others in their evaluation of companies, EBITDA and adjusted EBITDA have limitations as analytical tools and should not be considered in isolation, or as a substitute for an analysis of our statement of cash flow reported under GAAP. Management uses EBITDA and Adjusted EBITDA in conjunction with traditional GAAP operating performance measures as part of its overall assessment of company performance. Some of these limitations are:
•	EBITDA and Adjusted EBITDA do not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments.

•	EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirement for, our working capital needs.

•	Although depreciation and amortization are noncash charges, the assets being depreciated and amortized often will have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements.

•	Other companies in our industry may calculate EBITDA and adjusted EBITDA differently than we do, limiting their usefulness as comparative measures.
Attached Financial Statements
Please refer to the full Form 10-K filing for the complete financial statements and related notes.

VERISK ANALYTICS, INC.
CONSOLIDATED BALANCE SHEETS
As of December 31, 2009 and 2008

	2009	2008
	(In thousands, except for share and per share data)
ASSETS
Current assets:
Cash and cash equivalents	$71,527	$33,185
Available-for-sale securities	5,445	5,114
Accounts receivable, net	89,436	83,941
Prepaid expenses	16,155	13,010
Deferred income taxes, net	4,405	4,490
Federal and foreign income taxes receivable	16,721	12,311
State and local income taxes receivable	—	689
Other current assets	21,656	16,187

Total current assets	225,345	168,927

Noncurrent assets:
Fixed assets, net	89,165	82,587
Intangible assets, net	108,526	112,713
Goodwill	490,829	447,372
Deferred income taxes, net	66,257	100,256
State income taxes receivable	6,536	8,112
Other assets	10,295	8,910

Total assets	$996,953	$928,877

LIABILITIES, REDEEMABLE COMMON STOCK AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued liabilities	$101,401	$83,381
Acquisition related liabilities	—	82,700
Short-term debt and current portion of long-term debt	66,660	219,398
Pension and postretirement benefits, current	5,284	5,397
Fees received in advance	125,520	114,023
State and local income taxes payable	1,414	—

Total current liabilities	300,279	504,899

Noncurrent liabilities:
Long-term debt	527,509	450,356
Pension benefits	102,046	133,914
Postretirement benefits	25,108	23,798
Other liabilities	76,960	76,194

Total liabilities	1,031,902	1,189,161

Redeemable common stock:
ISO Class A redeemable common stock, stated at redemption value, $.0002 par value; 335,000,000 shares authorized; 150,388,050 shares issued and 37,306,950 outstanding as of December 31, 2008 and vested options at intrinsic value (1)	—	752,912
ISO Class A unearned common stock KSOP shares	—	(3,373)

Total redeemable common stock	—	749,539
Commitments and contingencies
Stockholders’ deficit:
Verisk Class A common stock, $.001 par value; 1,200,000,000 shares authorized; 125,815,600 shares issued and outstanding as of December 31, 2009 (1)	30	—
ISO Class B common stock, $.0002 par value; 1,000,000,000 shares authorized; 500,225,000 shares issued and 143,187,100 outstanding as of December 31, 2008 (1)	—	100
Verisk Class B (series 1) common stock, $.001 par value; 400,000,000 shares authorized; 205,637,925 shares issued and 27,118,975 outstanding as of December 31, 2009 (1)	50	—
Verisk Class B (series 2) common stock, $.001 par value; 400,000,000 shares authorized; 205,637,925 shares issued and 27,118,975 outstanding as of December 31, 2009 (1)	50	—
Unearned KSOP contributions	(1,305)	—
Additional paid-in capital	652,573	—
Treasury stock, at cost, 357,037,900 shares as of December 31, 2009 and 2008 (1)	(683,994)	(683,994)
Retained earning/(accumulated deficit)	51,275	(243,495)
Accumulated other comprehensive loss	(53,628)	(82,434)

Total stockholders’ deficit	(34,949)	(1,009,823)

Total liabilities, redeemable common stock and stockholders’ deficit	$996,953	$928,877

(1)	All share and per share data has been adjusted to reflect a fifty-for-one stock split that occurred in October 2009.

VERISK ANALYTICS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
For The Years Ended December 31, 2009 and 2008

	2009	2008
	(In thousands, except for share and per share data)
Revenues	$1,027,104	$893,550
Expenses:
Cost of revenues (exclusive of items shown separately below)	491,294	386,897
Selling, general and administrative	162,604	131,239
Depreciation and amortization of fixed assets	38,578	35,317
Amortization of intangible assets	32,621	29,555

Total expenses	725,097	583,008

Operating income	302,007	310,542
Other income/(expense):
Investment income	195	2,184
Realized losses on securities, net	(2,332)	(2,511)
Interest expense	(35,265)	(31,316)

Total other expense, net	(37,402)	(31,643)

Income before income taxes	264,605	278,899
Provision for income taxes	(137,991)	(120,671)

Net income	$126,614	$158,228

Basic net income per share of Class A and Class B (1)	$0.72	$0.87

Diluted net income per share of Class A and Class B (1)	$0.70	$0.83

Weighted average shares outstanding:
Basic (1)	174,767,795	182,885,700

Diluted (1)	182,165,661	190,231,700

(1)	All share and per share data has been adjusted to reflect a fifty-for-one stock split that occurred in October 2009.

VERISK ANALYTICS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
For The Years Ended December 31, 2009 and 2008

	2009	2008
	(In thousands)
Cash flows from operating activities:
Net income	$126,614	$158,228
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of fixed assets	38,578	35,317
Amortization of intangible assets	32,621	29,555
Amortization of debt issuance costs	785	—
Allowance for doubtful accounts	916	1,536
KSOP compensation expense	76,065	22,274
Acquisition related compensation expense	—	300
Stock-based compensation	12,744	9,881
Non-cash charges/(credits) associated with performance based appreciation awards	4,039	(91)
Interest income on notes receivable from stockholders	—	(1,050)
Proceeds from repayment of interest on notes receivable from stockholders	—	2,318
Realized losses on securities, net	2,332	2,511
Deferred income taxes	12,190	19,895
Other operating	222	284
Loss on disposal of assets	810	1,082
Non-cash charges associated with lease termination	196	—
Excess tax benefits from exercised stock options	(19,976)	(26,099)
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	(1,990)	3,609
Prepaid expenses and other assets	(1,839)	(6,486)
Federal and foreign income taxes	13,662	5,969
State and local income taxes	5,710	(5,977)
Accounts payable and accrued liabilities	2,986	3,075
Acquisition related liabilities	(300)	(2,200)
Fees received in advance	10,460	(1,042)
Other liabilities	9,576	(4,983)

Net cash provided by operating activities	326,401	247,906

VERISK ANALYTICS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
For The Years Ended December 31, 2009 and 2008

	2009	2008
	(In thousands)
Cash flows from investing activities:
Acquisitions, net of cash acquired of $9,477 and $365, respectively	(61,350)	(18,951)
Purchase of cost-based investments	—	(5,800)
Earnout payments	(78,100)	(98,100)
Proceeds from release of contingent escrows	129	558
Escrow funding associated with acquisitions	(7,636)	(1,500)
Purchases of available-for-sale securities	(575)	(361)
Proceeds from sales and maturities of available-for-sale securities	886	21,724
Purchases of fixed assets	(38,694)	(30,652)
Proceeds from repayment of notes receivable from stockholders	—	3,863
Issuance of notes receivable from stockholders	—	(1,247)

Net cash used in investing activities	(185,340)	(130,466)

Cash flows from financing activities:
Proceeds from issuance of short-term debt, net	—	114,000
Proceeds from issuance of long-term debt	80,000	150,000
Redemption of ISO Class A common stock	(46,740)	(387,561)
Repurchase of ISO Class B common stock	—	(5,001)
Repayment of current portion of long-term debt	(100,000)	—
Repayment of short-term debt, net	(59,244)	(35,287)
Debt issuance cost	(4,510)	—
Excess tax benefits from exercised stock options	19,976	26,099
Proceeds from repayment of exercise price loans classified as a component of redeemable common stock	—	29,482
Proceeds from stock options exercised	7,709	892

Net cash used in financing activities	(102,809)	(107,376)

Effect of exchange rate changes	90	(928)

Increase in cash and cash equivalents	38,342	9,136
Cash and cash equivalents, beginning of period	33,185	24,049

Cash and cash equivalents, end of period	$71,527	$33,185

Supplemental disclosures:
Taxes paid	$111,458	$99,323

Interest paid	$34,201	$28,976

Non-cash investing and financing activities:
Loans made to directors and officers in connection with the exercise of stock options	$—	$(20,148)

Redemption of ISO Class A common stock used to repay maturities of notes receivable from stockholders	$—	$42,202

Redemption of ISO Class A common stock used to fund the exercise of stock options	$2,326	$4,281

Deferred tax liability established on date of acquisition	$(5,728)	$(2,963)

Capital lease obligations	$3,659	$2,610

Capital expenditures included in accounts payable and accrued liabilities	$1,388	$—

Decrease in goodwill due to finalization of acquisition related liabilities	$(4,300)	$—

Accrual of acquisition related liabilities	$—	$82,400

Increase in goodwill due to acquisition related escrow distributions	$181	$4,388

VERISK ANALYTICS, INC.
Supplement Cost Information

	For the year ended December 31, 2009
	Total	Risk Assessment	Decision Analytics
	(In Millions)
Accelerated ESOP allocation	$57.7	$32.9	$24.8
Cost of revenues	44.4	25.4	19.0
Selling, general and administrative	13.3	7.5	5.8

ESOP allocation through the third quarter 2009	$9.6	$5.5	$4.1
Cost of revenues	7.5	4.3	3.2
Selling, general and administrative	2.1	1.2	0.9

IPO-related costs	$7.0	$4.1	$2.9

Total add-backs to Adjusted EBITDA	$74.3	$42.5	$31.8

Incremental pension cost increase over prior year	$18.1	$15.1	$3.0
Cost of revenues	15.0	12.7	2.3
Selling, general and administrative	3.1	2.4	0.7

	For the three months ended December 31, 2009
	Total	Risk Assessment	Decision Analytics
	(In Millions)
Accelerated ESOP allocation, fourth quarter 2009	$57.7	$32.9	$24.8
Cost of revenues	44.4	25.4	19.0
Selling, general and administrative	13.3	7.5	5.8

IPO-related costs	$3.0	$1.7	$1.3

Total add-backs to Adjusted EBITDA	$60.7	$34.6	$26.1

Incremental pension cost increase over prior year	$4.5	$3.8	$0.7
Cost of revenues	4.0	3.4	0.6
Selling, general and administrative	0.5	0.4	0.1